Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-8 (No. 333-261628 and 333-275132) and Form S-3 (Registration Statement No 333-282898) of our report dated September 29, 2025, relating to the consolidated financial statements of Lunai Bioworks, Inc., which appears in this Form 10-K.

/s/ Sadler, Gibb & Associates, LLC

Draper, UT
September 29, 2025